Exhibit 99.2

Unaudited pro forma financial information

The unaudited pro forma consolidated condensed financial statements presented below consist of the unaudited pro forma consolidated condensed statement of operations for the year ended May 31, 2004, the nine months ended February 29, 2004 and February 28, 2005, and the unaudited pro forma consolidated condensed balance sheet as of February 28, 2005. The unaudited pro forma consolidated condensed financial statements presented below should be read in conjunction with “Management’s discussion and analysis of financial condition and results of operations” and the consolidated financial statements and corresponding notes included elsewhere in this offering memorandum. The unaudited pro forma consolidated condensed financial statements have been prepared giving effect to the Transactions as if they occurred as of the beginning of the periods presented for the unaudited pro forma consolidated condensed statements of operations and as of February 28, 2005 for the unaudited pro forma consolidated condensed balance sheet. For a description of the Transactions, see “The spin-off and refinancing transactions”.

In connection with the spin-off, we have contributed to the capital of Chaparral all of the stock of our subsidiaries engaged in our steel business consisting of Chaparral Steel Investments, Inc. and its subsidiaries and Chaparral (Virginia) Inc. On or prior to the closing of this offering we will also contribute certain other assets used in the steel business. On June 25, 2005, we contributed to the capital of Chaparral all but $30 million of indebtedness owed to us from Chaparral. Before the closing of this offering, we will contribute all but $25 million of the remaining net intercompany indebtedness and immediately prior to the spin-off, we will contribute to the capital of Chaparral any remaining intercompany indebtedness Chaparral then owes us. The transfer of the assets and liabilities was recorded at historical cost as a reorganization of entities under common control. We expect that the shares of Chaparral common stock will be distributed to our stockholders in the form of a tax-free dividend. For each share of our common stock that a stockholder owns on the record date, a stockholder will receive one share of Chaparral common stock. After this spin-off, Chaparral will be an independent entity with publicly traded common stock.

The unaudited pro forma consolidated condensed balance sheet and unaudited pro forma consolidated condensed statements of operations included in this offering memorandum have been derived from our financial statements included elsewhere in this offering memorandum and do not purport to represent what our financial position and results of operations actually would have been had the Transactions occurred on the dates indicated or to project our financial performance for any future period. We did not account for Chaparral as a separate, stand-alone entity for the periods presented.

TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
As of February 28, 2005
(in thousands)

	TXI Historical	Pro Forma Adjustments for the Refinancing Transactions (Note 1)		TXI Pro Forma	Pro Forma Adjustments for the Spin-off (Note 2)	TXI Pro Forma As Adjusted

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$164,651	$250,000	(a)	$32,033	$(4,527)	$27,506
		(6,635	)(b)
		350,000	(c)
		(9,200	)(d)
		(716,783	)(e)
Accounts receivable—net	214,844	7,810	(e)	222,654	(117,546)	105,108
Inventories	332,525	—		332,525	(244,287)	88,238
Deferred income taxes and prepaid expenses	43,066	(2,068	)(e)	40,998	(13,789)	27,209

TOTAL CURRENT ASSETS	755,086	(126,876)		628,210	(380,149)	248,061
OTHER ASSETS
Goodwill	146,474	—		146,474	(85,166)	61,308
Real estate and investments	107,926	—		107,926	(5,100)	102,826
Deferred charges and intangibles	28,286	6,635	(b)	31,460	(9,202)	22,258
		9,200	(d)
		(12,661	)(e)

	282,686	3,174		285,860	(99,468)	186,392
PROPERTY, PLANT AND EQUIPMENT—NET	1,040,086	—		1,040,086	(626,820)	413,266

	$2,077,858	$(123,702)		$1,954,156	$(1,106,437)	$847,719

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$116,158	$—		$116,158	$(56,087)	$60,071
Accrued interest, wages and other items	61,210	(13,005	)(e)	48,205	(15,658)	32,547
Current portion of long-term debt	687	—		687	—	687

TOTAL CURRENT LIABILITIES	178,055	(13,005)		165,050	(71,745)	93,305
LONG-TERM DEBT	603,507	250,000	(a)	602,537	(350,000)	252,537
		350,000	(c)
		(600,970	)(e)
CONVERTIBLE SUBORDINATED DEBENTURES	199,937	—		199,937	—	199,937
DEFERRED INCOME TAXES AND OTHER CREDITS	207,375	(34,636	)(e)	172,739	(136,743)	35,996
STOCKHOLDERS’ EQUITY
Common stock	25,067	—		25,067	—	25,067
Additional paid-in-capital	284,646	—		284,646	—	284,646
Retained earnings	646,486	(75,091	)(e)	571,395	(547,949)	23,446
Cost of common shares in treasury	(62,733)	—		(62,733)	—	(62,733)
Pension liability adjustment	(4,482)	—		(4,482)	—	(4,482)

	888,984	(75,091)		813,893	(547,949)	265,944

	$2,077,858	$(123,702)		$1,954,156	$(1,106,437)	$847,719

TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
For the Year Ended May 31, 2004
(In thousands, except per share information)

	TXI Historical	Pro Forma Adjustments for the Refinancing (Note 1)		TXI Pro Forma	Pro Forma Adjustments for the Spin-off (Note 2)	TXI Pro Forma As Adjusted

NET SALES	$1,672,503	$—		$1,672,503	$(905,324)	$767,179
COSTS AND EXPENSES (INCOME)
Cost of products sold	1,479,657	—		1,479,657	(842,228)	637,429
Selling, general and administrative	103,351	—		103,351	(30,173)	73,178
Interest	73,698	(57,889	)(f)	69,954	(34,085)	35,869
		20,060	(g)
		34,085	(h)
Loss on early retirement of debt	12,302	(1,056	)(f)	11,246	—	11,246
Other income	(48,050)	—		(48,050)	7,677	(40,373)

	1,620,958	(4,800)		1,616,158	(898,809)	717,349

INCOME BEFORE INCOME TAXES AND ACCOUNTING CHANGE	51,545	4,800		56,345	(6,515)	49,830
Income taxes	14,126	1,680	(i)	15,806	(1,435)	14,371

INCOME BEFORE ACCOUNTING CHANGE	$37,419	$3,120		$40,539	$(5,080)	$35,459

Share information (Note 3):
Weighted average shares outstanding:
Basic	21,183			21,183		21,231
Diluted	21,572			21,572		26,611
Income before accounting change per share:
Basic	$1.77			$1.91		$1.67
Diluted	1.74			1.88		1.60

TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
For the Nine Months Ended February 29, 2004
(In thousands, except per share information)

	TXI Historical	Pro Forma Adjustments for the Refinancing (Note 1)		TXI Pro Forma	Pro Forma Adjustments for the Spin-off (Note 2)	TXI Pro Forma As Adjusted

NET SALES	$1,152,567	$—		$1,152,567	$(597,507)	$555,060
COSTS AND EXPENSES (INCOME)
Cost of products sold	1,055,250	—		1,055,250	(588,129)	467,121
Selling, general and administrative	73,152	—		73,152	(21,447)	51,705
Interest	55,884	(43,739	)(f)	52,781	(25,564)	27,217
		15,072	(g)
		25,564	(h)
Loss on early retirement of debt	11,246	—		11,246	—	11,246
Other income	(42,887)	—		(42,887)	5,133	(37,754)

	1,152,645	(3,103)		1,149,542	(630,007)	519,535

INCOME (LOSS) BEFORE INCOME TAXES AND ACCOUNTING CHANGE	(78)	3,103		3,025	32,500	35,525
Income taxes	124	1,086	(i)	1,210	10,143	11,353

INCOME (LOSS) BEFORE ACCOUNTING CHANGE	$(202)	$2,017		$1,815	$22,357	$24,172

Share information (Note 3):
Weighted average shares outstanding:
Basic	21,163			21,163		21,212
Diluted	21,163			21,489		26,515
Income (loss) before accounting change per share:
Basic	$(0.01)			$.09		$1.14
Diluted	(0.01)			.08		1.11

TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
For the Nine Months Ended February 28, 2005
(In thousands, except per share information)

	TXI Historical	Pro Forma Adjustments for the Refinancing (Note 1)		TXI Pro Forma	Pro Forma Adjustments for the Spin-off (Note 2)	TXI Pro Forma As Adjusted

NET SALES	$1,383,729	$—		$1,383,729	$(799,019)	$584,710
COSTS AND EXPENSES (INCOME)
Cost of products sold	1,156,099	—		1,156,099	(647,976)	508,123
Selling, general and administrative	77,313	—		77,313	(21,159)	56,154
Interest	51,923	(43,137	)(f)	49,314	(25,564)	23,750
		14,964	(g)
		25,564	(h)
Loss on early retirement of debt	—	—		—	—	—
Other income	(24,221)	—		(24,221)	3,751	(20,470)

	1,261,114	(2,609)		1,258,505	(690,948)	567,557

INCOME BEFORE INCOME TAXES AND ACCOUNTING CHANGE	122,615	2,609		125,224	(108,071)	17,153
Income taxes	39,785	913	(i)	40,698	(36,324)	4,374

INCOME BEFORE ACCOUNTING CHANGE	$82,830	$1,696		$84,526	$(71,747)	$12,779

Share information (Note 3):
Weighted average shares outstanding:
Basic	21,858			21,858		21,893
Diluted	25,562			25,562		22,932
Income before accounting change per share:
Basic	$3.79			$3.87		$0.58
Diluted	3.45			3.52		0.56

TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1.    Pro Forma Adjustments for the Refinancing Transactions

(a)  Reflects issuance of $250 million aggregate principal of notes offered hereby.

(b)  Reflects payment of transaction costs associated with notes offered hereby and the new senior secured credit facility.

(c)  Reflects issuance by Chaparral of $300 million aggregate principal of senior notes and borrowings by Chaparral of $50 million under its new $150 million senior secured revolving credit facility.

(d)  Reflects payment by Chaparral of transaction costs associated with its new debt facilities described in (c).

(e)  Reflects a total cash outlay of $716.8 million for the purchase of $600 million principal amount of our outstanding 10 1/4% senior notes due 2011, or the old notes, the payment of $13 million of accrued interest as of February 28, 2005, the payment of $95.8 million in premium and consent fees and $8 million in transaction costs. As a result of the Refinancing Transactions, we will recognize a pretax loss of $115.5 million which includes the payment of $95.8 million in premium and consent fees to holders of the old notes, the write-off of $12.7 million of debt issuance costs and recognition of an unamortized net gain of $1.0 million related to interest rate swaps associated with the old notes and $8 million in transaction costs related to the spin-off. Based on the statutory tax rate, the after tax impact of the loss would be $75.1 million. The $40.4 million tax provision associated with the loss would include an adjustment to deferred income taxes of $34.6 million, the creation of a tax refund claim of $7.8 million (as an adjustment to accounts receivable) and a credit of $2 million to prepaid expenses.

(f)  Reflects the elimination of the historical interest expense associated with the old notes, which will be repurchased, and our existing senior secured credit facility, which will be terminated.

(g)  Reflects the estimated interest expense, including amortization of estimated debt costs associated with the issuance of $250 million aggregate principal amount of notes offered hereby, and entering into a $200 million senior secured credit facility. Interest rate on advances under the five-year $200 million senior secured revolving credit facility is LIBOR plus 1.25% with commitment fees payable at an annual rate of 0.500% on the unused portion of the facility. No advances were outstanding during the twelve months ended February 28, 2005. Advances outstanding during the nine months ended February 29, 2004 averaged $6.1 million; advances outstanding during the twelve months ended May 31, 2004 averaged $4.8 million. If the interest rate on the senior secured credit facility were to change by 0.125% per annum, pro forma interest expense for the nine months ended February 29, 2004 and the year ended May 31, 2004 would change by approximately $5,700 and $6,000, respectively. Amortization of estimated capitalized debt origination fees and expenses was calculated using the expected terms of the respective debt agreements.

(h)  Reflects the estimated annual interest expense including amortization of estimated debt costs of Chaparral. Interest expense was calculated at a LIBOR-based floating interest rate assumed to have been 4.94% per annum for all periods presented based on a $50 million advance under a five-year $150 million senior secured revolving credit facility and the issuance of $300 million aggregate principal amount of 10% senior notes due 2013. If the annual interest rate on the senior secured revolving credit facility were to change by 0.125% per annum, pro forma interest expense would change by approximately $62,500 for the year ended May 31, 2004 and $46,875 for each of the nine months ended February 28, 2005 and February 29, 2004. Amortization of estimated debt costs was calculated using the expected terms of the debt.

TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

(i)  Reflects the estimated income tax impact at the incremental tax rate of 35% for pro forma adjustments described in notes (g) and (h). The primary reason that TXI historical income taxes differs from the 35% statutory corporate rate is percentage depletion that is tax deductible.

2.    Pro Forma Adjustments for the Spin-off

The unaudited pro forma consolidated condensed balance sheet includes the pro forma adjustments for the spin-off representing all assets and liabilities associated with our steel business recorded at historical cost adjusted for the Refinancing Transactions described in Note 1.

The unaudited pro forma consolidated condensed statements of operations includes the pro forma adjustments for the spin-off representing the historical operating results of our steel business. The operating results have been adjusted to include specifically identified corporate general and administrative expense directly attributed to our steel business and the Refinancing Transactions described in Note 1. Pro forma income taxes, as adjusted for the spin-off, have been computed as if Chaparral was not included in our income tax returns during the periods presented.

3.    Pro Forma Share Information

TXI pro forma basic and diluted income (loss) before accounting change per share were computed based on the weighted average number of common shares outstanding during the periods presented, including certain contingently issuable shares. Diluted income (loss) before accounting change per share assumes the dilutive effect of convertible subordinated debentures, stock options and awards. TXI pro forma as adjusted basic and diluted income (loss) before accounting change per share were computed based on the weighted average number of common shares outstanding during the periods presented, including certain contingently issuable shares, adjusted for the effect of the spin-off. Diluted income (loss) before accounting change per share assumed the dilutive effect of convertible subordinated debentures, stock option and awards adjusted for the effect of the spin-off and excludes stock options and awards held by Chaparral employees.